Exhibit (23)(p)(2)(g)
                            LEE FINANCIAL GROUP
                        FIRST PACIFIC SECURITIES, INC.

                              CODE OF ETHICS

                               ATTACHMENT A
                          Effective:  July 27, 2000
                         Amended:  December 23, 2004

List of Access Persons
Andrea Chan - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, Compliance Officer
Costas Theocharidis - Senior Wealth Manager

List of Investment Personnel
Andrea Chan - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, Compliance Officer
Costas Theocharidis - Senior Wealth Manager


Review Officer
Nora  Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director